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                                  Exhibit 21.1

                                  Subsidiaries

                   Name                                Jurisdiction of Organization
                   ----                                ----------------------------
Palm Harbor Finance Corporation                                  Texas
Palm Harbor G.P., Inc.                                           Nevada
Standard Casualty Company                                        Texas
Better Homes Systems, Inc.                                       Washington
Palm Harbor Investments, Inc.                                    Nevada
Palm Harbor Holding, Inc.                                        Nevada
Standard Insurance Agency, Inc.                                  Texas
CountryPlace Mortgage, Ltd.                                      Texas
Palm Harbor Homes I, L.P.                                        Texas
First Home Mortgage Corporation                                  Georgia
Magic Living, Inc.                                               Nevada
Palm Harbor Marketing, Inc.                                      Nevada
Palm Harbor Manufacturing, L.P.                                  Texas
Palm Harbor GenPar, L.L.C.                                       Nevada
Palm Haven Insurance Agency of Florida, Inc.                     Florida
Palm Harbor Insurance Agency of Tennessee, Inc.                  Tennessee
Palm Harbor Insurance Agency of Texas, Inc.                      Texas
CountryPlace Mortgage II, Ltd.                                   Texas
Nationwide Homes, Incorporated                                   Delaware
CountryPlace Acceptance Corporation                              Nevada
CountryPlace Acceptance GP, LLC                                  Texas
CountryPlace Acceptance LP, LLC                                  Delaware
CountryPlace Funding, Inc.                                       Delaware